Exhibit 99.1

Sable Offshore Corp. Reports Restart of Oil Production at the Santa Ynez Unit and Anticipated Oil Sales from the Las Flores Pipeline System in July 2025

Houston, May 19, 2025 – Sable Offshore Corp. (“Sable,” or the “Company”)(NYSE: SOC) today announced that as of May 15, 2025, it has restarted production at the Santa Ynez Unit (“SYU”) and has begun flowing oil production to Las Flores Canyon (“LFC”). Additionally, with the completion of the Gaviota State Park anomaly repairs on the Las Flores Pipeline System (the “Onshore Pipeline”) on May 18, 2025, Sable has now completed its anomaly repair program on the Onshore Pipeline as specified by the Consent Decree, the governing document for the restart and operations of the Onshore Pipeline.

Seven of the eight sections of the Onshore Pipeline have been successfully hydrotested. Sable will complete the final hydrotest in order to meet the final operational condition to restart the Onshore Pipeline as outlined in the Consent Decree. Sable expects to fill the ~540,000 barrels of crude oil storage capacity at LFC by the middle of June 2025 and subsequently recommence oil sales in July 2025.

Production Restart

•	On May 15, 2025, Sable initiated the flow of oil production from six wells on Platform Harmony of the SYU to LFC at a rate of ~6,000 barrels of oil per day.

•

Sable has been testing wells on Platform Harmony throughout May 2025 and the well tests have performed consistently stronger than they did at the time of shut-in on May 19, 2015 when the SYU produced approximately 45,000 barrels of oil equivalent per day.

•

Approximately 30% of the 32 producing wells at Platform Harmony have been tested as of May 18, 2025 with the remaining Platform Harmony wells projected to be tested over the course of the next several days.

•	Sable expects to initiate production from the additional 44 wells on Platform Heritage and the additional 26 wells on Platform Hondo in July 2025 and August 2025, respectively.

Updated Guidance

	2H25 Guidance
	Prior Guidance (1)			Updated Guidance (2)
Production
Net Average Daily Production (BOE/D)	20,000	—	25,000	40,000	—	50,000
Working Interest (%)		100.0%			100.0%
Average Net Revenue Interest (%)		83.6%			83.6%
Cash Costs ($ / BOE)
Lease Operating Expense	$17.00	—	$19.00	$11.00	—	$13.50
% Fixed LOE				75%	—	85%
Gathering, Processing & Transportation	$2.50	—	$3.50	$2.50	—	$3.50
Cash General & Administrative	$4.50	—	$5.50	$2.50	—	$3.50
Severance & Ad Valorem Taxes (% of Revenue)	0.5%	—	1.0%	0.5%	—	1.0%
Operational Capex
Facilities Capex ($MM)	$50	—	$60	$50	—	$60
Workover Capex ($MM)	20	—	30	20	—	30

Total Capex ($MM)	$70	—	$90	$70	—	$90

(1)	Prior production and operational capex guidance reflect 2H25 guidance as of March 2025. Prior cash costs guidance reflects 4Q24 guidance as of May 2024.
(2)

Updated guidance amount is based on production level well test data at the time of the 2015 shut in, initial Harmony well results, the anticipated restart of production at Heritage and Hondo in Q3 2025, management’s best estimates based upon numerous technical data points such as bottom-hole pressures, material balance calculations and estimates, reservoir simulations, management experience operating producing assets offshore California, and planned capital expenditures. Deviations from the anticipated timing and magnitude of such assumptions may impact actual results.

Management Commentary

“SOC is proud to have safely and responsibly achieved first production at the Santa Ynez Unit” said Jim Flores, Chairman and Chief Executive Officer. He continued, “The impressive well tests from Platform Harmony confirm the prolific nature of the Santa Ynez Unit reservoir after being dormant for ten years. SOC is excited about our development plan and prospects for the future. This milestone achievement is a result of a tremendous amount of effort from all of Sable’s employees, contractors, Board of Directors, stakeholders, and suppliers. We are very grateful for the cooperation and partnership from our local community and regulatory bodies as we seek to provide energy security to the State of California.”

About Sable

Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward-Looking Statements

The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence production of the SYU assets and the cost and time required therefor; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Disclaimers

Restart Production

The SYU assets discussed in this press release have not sold commercial quantities of hydrocarbons since such SYU assets were shut in during June of 2015 when the only Onshore Pipeline transporting hydrocarbons produced from such SYU assets to market ceased transportation. There can be no assurance that the necessary permits will be obtained that would allow the Onshore Pipeline to recommence transportation and allow the SYU assets to recommence sales. If Restart Production (as defined in the purchase and sale agreement, dated November 1, 2022 (as amended, the “Sable-EM Purchase Agreement”), between Sable Offshore Corp., Exxon Mobil Corporation (“EM”) and Mobil Pacific Pipeline Company) is not achieved by March 1, 2026, the terms of the Sable-EM Purchase Agreement with EM could result in the SYU assets being reverted to EM without any compensation to Sable therefor.

Use of projections and estimates

This presentation contains financial projections and estimates for Sable, including with respect to its future capital expenditures, initial timing and production estimates and future cash costs. Sable’s auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections and estimates for the purpose of their inclusion in this presentation, and, accordingly, no such auditors have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections and estimates are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, regulatory, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if the assumptions and estimates are correct, projections and estimates are inherently uncertain due to a number of factors outside Sable’s control. Accordingly, there can be no assurance that the projected results are indicative of Sable’s future performance or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this presentation should not be regarded as a representation by any person, including, without limitation, Sable, that the results contained in the projected information will be achieved.

Contacts

Investor Contact:

Harrison Breaud

Vice President, Finance & Investor Relations

IR@sableoffshore.com

713-579-8111